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                                                                    EXHIBIT 99.3



PROXY FOR HOLDERS OF NON-VOTING COMMON STOCK OF RESOURCE BANCSHARES CORPORATION


               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE

              SPECIAL MEETING OF STOCKHOLDERS ON DECEMBER 31, 1997



  The undersigned hereby appoints Stuart M. Cable and John W. Currie and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Non-Voting Common Stock of Resource Bancshares Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held on December 31, 1997, at 8:30 a.m., local time, at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303, and at any adjournment thereof, upon the matters described in the accompanying Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged. Said proxies are directed to vote on the matters described in the Notice of Special Meeting and Joint Proxy Statement/Prospectus as follows.



1. To approve and adopt the Merger Agreement dated as of April 18, 1997, as amended by First Amendment to Agreement of Merger dated September 18, 1997, and Second Amendment to Agreement of Merger dated November 12, 1997, among Resource Bancshares Mortgage Group, Inc., RBC Merger Sub, Inc. and the Company and the merger contemplated thereby.


  [ ]  FOR                      [ ]  AGAINST                      [ ]  ABSTAIN


    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR PROPOSAL NO. 1.



                                                  Date:                   , 1997
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                                                  Please sign exactly as your
                                                  name or names appear hereon.
                                                  Where more than one owner is
                                                  shown above, each should sign.
                                                  When signing in a fiduciary or
                                                  representative capacity,
                                                  please give full title. If
                                                  this proxy is submitted by a
                                                  corporation, it should be
                                                  executed in the full corporate
                                                  name by a duly authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.